SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 24, 2011

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 24, 2011, we amended and restated our primary revolving credit facility.  (A copy of the Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc., InterfaceFLOR, LLC (an indirect subsidiary of Interface, Inc.), the lenders listed therein, Wells Fargo Bank, National Association, as Domestic Agent and Collateral Agent, and Bank of America, N.A., as Syndication Agent, is attached hereto as Exhibit 99.1.)  Under the amended and restated facility (the “Facility”), as under its predecessor, our obligations are secured by a first priority lien on substantially all of the assets of Interface, Inc. and each of its material domestic subsidiaries, which subsidiaries also guarantee the Facility.  The maximum aggregate amount of loans and letters of credit available to us at any one time remains $100 million (with the option for us to further increase that amount to up to a maximum of $150 million – the same option amount as in its predecessor – subject to the satisfaction of certain conditions), subject to a borrowing base described in the Facility.  The Facility differs from its predecessor in the following key respects:

•	The stated maturity date of the Facility has been extended to June 24, 2016.

•	The borrowing base governing borrowing availability has been expanded in certain respects.

•
The applicable interest rates and unused line fees have been reduced.  Interest is now charged at varying rates computed by applying a margin ranging from 0.75% to 2.25% (reduced from the range of 1.75% to 4.00%) over a baseline rate (such as the prime interest rate or LIBOR), depending on the type of borrowing and our average excess borrowing availability during the most recently completed fiscal quarter.  The unused line fee was reduced to 0.375% per annum from 0.75% per annum.

•	The negative covenants have been relaxed in certain respects, including with respect to the amount of other indebtedness and liens we may incur or allow to exist.

•	The dollar threshold to trigger the applicability of the Facility’s only financial covenant, a fixed charge coverage test, and the assertion of cash dominion by the lender group has been reduced.

•	The events of default have been amended to make certain of the events of default less restrictive by increasing the applicable dollar thresholds thereunder.

•
The lender group has been changed in certain respects and increased from 4 lenders to 5 lenders, and the lending commitments have been reallocated among the lenders.  In connection with the increase in the number of lenders and the reallocation of lending commitments, the threshold of “Required Lenders” for purposes of certain amendments and consents under the Facility has been lowered to more than 50% of the aggregate amount of the lending commitments from more than 66 2/3% of the aggregate amount of the lending commitments.

The foregoing description is qualified in its entirety by reference to the Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, a copy of which is attached hereto as Exhibit 99.1.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 24, 2011, the Company entered into the Seventh Amended and Restated Credit Agreement.  A description of the Seventh Amended and Restated Credit Agreement is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

Exhibit No.	Description
99.1
Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc., InterfaceFLOR, LLC, the lenders listed therein, Wells Fargo Bank, National Association, and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President
Date: June 29, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1
Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc., InterfaceFLOR, LLC, the lenders listed therein, Wells Fargo Bank, National Association, and Bank of America, N.A.